                                                                    Exhibit 10.1


                        SETTLEMENT AGREEMENT


      THIS SETTLEMENT AGREEMENT ("Agreement"), effective July 26, 2001, is by and between Nova Biomedical Corporation, a Massachusetts corporation having its principal place of business in Waltham, Massachusetts ("Nova"), and i-STAT Corporation, a Delaware corporation having its principal place of business in East Windsor, New Jersey ("i-STAT").

      WHEREAS:

      (1) Nova is the owner of United States Patent No. 4,686,479 issued August 11, 1987 ("the Patent");

      (2) Nova and i-STAT are currently parties litigant in a certain civil action pending in the United States District Court for the District of Massachusetts, entitled Nova Biomedical Corporation v. i-STAT Corporation, Civil Action No. 95-11396-RGS ("the Lawsuit");

      (3) In the Lawsuit, Nova has alleged that i-STAT is and has been infringing the Patent;

      (4) In the Lawsuit, i-STAT has denied infringement and has asserted a counterclaim against Nova alleging that the Patent is invalid and that it has not been infringed;

      (5) The parties to this Settlement Agreement recognize the uncertainty of the outcome of disputed, complex litigation like the Lawsuit, and have independently concluded, with the benefit of advice of counsel, that their respective self-interests would be best served by compromising and concluding all disputes currently existing between them, and thereby terminating the Lawsuit;

      NOW, THEREFORE, the undersigned parties to this Settlement Agreement herewith mutually agree and contract with each other, for good and reciprocal consideration given and received, as follows:

      1.    Dismissal of Lawsuit.  Pursuant to Fed. R. Civ. P.
41(a)(1)(ii), Nova and i-STAT will cause their respective counsel to sign and file with the Court no later than July 27, 2001 a stipulation of dismissal with prejudice in the form attached hereto as Exhibit A.

      2.    Exchange of Mutual Releases.

            (a) Simultaneously with the execution of this Agreement, Nova will execute and deliver to i-STAT a release in the form attached as Exhibit B.

            (b) Simultaneously with the execution of this Agreement, i-STAT will execute and deliver to Nova a release in the form attached as Exhibit C.

      3. License Agreement. Simultaneously with the execution of this Agreement, Nova and i-STAT will execute a Nonexclusive License Agreement in the form attached hereto as Exhibit D (the "License
Agreement").

      4.    Confidentiality.

            (a) Nova and i-STAT shall continue to be bound by and comply with the terms of the Stipulated Protective Order previously executed in the Lawsuit; and

            (b) Simultaneously with the execution of this Agreement, i-STAT and Nova will issue separate press releases in the forms attached hereto as Exhibit E.

      5.    Payment.

            (a) No later than July 26, 2001, i-STAT shall pay the sum of Six And One-Half Million U.S. Dollars ($6,500,000) to Nova by wire transfer pursuant to the following instructions:

      Bank:



      Credit To:

      ABA No.:
      Swift Code:
      Credit Account No.:

            (b) Simultaneously with the execution of this Agreement, Nova and i-STAT will execute a Secured Promissory Note in the amount of Three And One-Half Million U.S. Dollars ($3,500,000) in the form attached hereto as Exhibit F, and a Security Agreement in the form attached hereto as Exhibit G.

      6.    Assignment.

            (a) The terms of this Agreement shall be binding upon and inure to the benefit of the parties hereto, their respective successors, heirs, and valid assigns.

            (b) Except as specifically provided in the Secured Promissory Note attached hereto as Exhibit F, no party shall assign any of its rights or obligations hereunder to any third party without first obtaining the written consent of the other party hereto; provided, however, that in the event of (i) an assignment in connection with a sale or transfer of all or substantially all of the business, assets, or operations of the assigning party, or (ii) an assignment by operation of law as a result of the merger or consolidation of the assigning party, no such consent shall be required if the assignee shall agree in writing to be bound by the terms hereof, and, in the case of an assignment by i-STAT, if i-STAT shall pay Nova within five business days, by wire transfer to an account designated by Nova, any and all remaining unpaid quarterly installments provided for in the Secured Promissory Note being executed simultaneously herewith.

            (c)(i) In the event of the purchase of shares of capital stock of i-STAT, in a single transaction or in a series of related transactions, that results in the holding of beneficial interest in at least 51% of the voting power of the outstanding securities of i-STAT by a single person or entity or by an affiliated group of persons or entities, i-STAT shall pay Nova, by wire transfer to an account designated by Nova within five business days after i-STAT's receipt of notice of such holding of beneficial interest, any and all remaining unpaid quarterly installments provided for in the Secured Promissory Note being executed simultaneously herewith.

            (c)(ii) i-STAT shall also prepay the Secured Promissory Note (1) in full or in part, upon the incurrence of any indebtedness to the extent required by Paragraph 5.9(ii) of the Security Agreement and (2) upon its sale of capital stock of i-STAT, in one or more transactions, for an aggregate purchase price that, when added to the principal amount of indebtedness referenced in Clause
(1) of this subparagraph, exceeds $20 million.

      7. Acknowledgment of Validity. i-STAT acknowledges and agrees that the Patent, and each of its claims, is valid and enforceable; provided, however, that no such acknowledgment and agreement shall apply or be deemed to have been made with respect to any assertion of the Patent by Nova against i-STAT, including for royalties, regarding any Other New Method (as defined in the License Agreement).

      8. Notice. Notice under this Agreement shall be sent by overnight or first class mail, return receipt or other proof of delivery requested, to the following:

      If to Nova:

            Frank C. Manganaro
            President
            Nova Biomedical Corporation
            200 Prospect Street

            Waltham, Massachusetts  02454

                  - and  -

            John J. Regan, Esq.
            Hale and Dorr LLP
            60 State Street
            Boston, Massachusetts  02109

      If to i-STAT:

            William P. Moffitt
            President and Chief Executive Officer
            i-STAT Corporation
            104 Windsor Center Drive
            East Windsor, New Jersey  08520

                  - and -

            Robert L. Sherman, Esq.
            Paul, Hastings, Walker & Janofsky LLP
            75 E. 55th Street
            New York, New York  10022

      9. Governing Law. This Agreement shall be interpreted in accordance with and governed by the law of the Commonwealth of Massachusetts.

      10. Enforcement of Agreement. Nova and i-STAT agree that the United States District Court for the District of Massachusetts shall be the proper and exclusive forum for any action to collect payment of the amounts contained in paragraph 5 of this Settlement Agreement and paragraph 5(a) of the License Agreement, as well as for any action to enforce the final decision of any arbitration brought in accordance with Paragraph 11 of this Settlement Agreement with respect to this Agreement, the License Agreement, the Secured Promissory Note attached as Exhibit F hereto, and the Security Agreement attached as Exhibit G hereto (collectively, the "Settlement Documents"). Each party agrees to remain subject to the personal jurisdiction of that Court for such purposes. If, for some reason, that federal court is found to lack jurisdiction, then the state courts of the Commonwealth of Massachusetts, Suffolk County, shall be the proper and exclusive forum for any action brought pursuant to this paragraph, and the parties agree to be subject to the personal jurisdiction of that state court for such purposes.

The prevailing party in any action brought to collect payment under the Settlement Documents shall be entitled to recover its costs, including reasonable attorneys' fees, from the other party.

      11. Alternative Dispute Resolution. Nova and i-STAT agree that all future disputes, claims, questions, or disagreements between them regarding the Patent or the Settlement Documents, other than any action of the type set forth in Paragraph 10 above, shall be resolved in the following manner. First, the party that believes that it is aggrieved shall put in writing to the other party the substance of its grievance within thirty (30) days of discovery thereof. Then, the parties shall use their best efforts to settle the dispute, claim, question, or disagreement. To this end, the parties shall consult and negotiate with each other in good faith and, recognizing their mutual interest, attempt to reach a just and equitable solution satisfactory to both parties. If the parties do not reach such a solution within a period of thirty (30) days from the time of receipt of the grievance letter, then, upon notice of either party to the other within thirty (30) days thereafter, all disputes, claims, questions, or differences shall be finally settled by arbitration administered by the American Arbitration Association in accordance with the provisions of its Commercial Arbitration Rules, or such other body or arbitrator(s) as the parties agree upon. In the event that any party's claim exceeds $1,000,000, exclusive of interest, it shall have the right to have the dispute heard and determined by three arbitrators. The award of the arbitrator(s) shall be accompanied by a reasoned opinion. Nova and i-STAT also agree to use their best efforts to settle any other dispute or disagreement (not related to the Patent) by first providing written notice of any such dispute or disagreement and then consulting and negotiating in good faith for not less than thirty (30) business days before commencing any legal action.

      12.   Miscellaneous.

            (a) This Agreement is entered into by the parties hereto for the purposes of settling and compromising the Lawsuit. Other than the qualified acknowledgment set forth in paragraph 7, neither the fact of a party's entry into this Agreement nor the terms hereof constitute an admission by either party hereto of liability or of the validity of any claim, argument, or defense asserted or that could have been asserted by the other party in the Lawsuit.

            (b) This Agreement represents the entire agreement between Nova and i-STAT with respect to the subject matter of this Agreement and supersedes all prior agreements, proposals, or understandings, whether written or oral, between Nova and i-STAT with respect to that subject matter.

            (c) Nova and i-STAT each represents to the other that it is duly existing; that it has the full power and authority to enter into this Agreement; that there are no other persons whose consent to this Agreement or whose joinder herein is necessary to make effective the provisions of this Agreement; that this Agreement does not and will not interfere with any other agreement to which it is party; and that it will not enter into any agreement the execution and/or performance of which would violate or interfere with this Agreement.

            (d) No modification or amendment to this Agreement will be valid or binding except if stated in writing and executed by duly authorized representatives of Nova and i-STAT.

            (e) No waiver of, failure of a party to object to, or failure of a party to take affirmative action with respect to any default, term, or condition of this Agreement, or any breach thereof, shall be deemed to imply or constitute a waiver of any other like default, term, or condition of this Agreement or subsequent breach thereof.

            (f) If one or more provisions of this Agreement are ruled wholly or partly invalid or unenforceable by a court, arbitrator, or governmental body of competent jurisdiction, then the validity and enforceability of all other provisions of this Agreement shall be unaffected.

            (g) Each party represents that it has had the opportunity to be represented by counsel of its own choice in negotiating this Agreement. This Agreement shall therefore be deemed to have been negotiated and prepared at the joint request, direction, and instruction of each of the parties, at arm's length, with the advice and participation of counsel, and will be interpreted in accordance with its terms without favor to either party.

            (h) This Agreement may be signed in counterparts, each of which shall be deemed an original hereof, but all of which together shall constitute one and the same instrument.

            (i) This Agreement shall be effective when executed by the duly authorized representatives of Nova and i-STAT.

      IN WITNESS WHEREOF, each party has caused two original copies of this Agreement to be executed on its behalf by its duly authorized officer as of the day and year aforesaid.

NOVA BIOMEDICAL CORPORATION               i-STAT CORPORATION

By:                                       By:
   ---------------------------               -----------------------------------
      John Wallace                           William P. Moffitt
      Chief Operating Officer                   President and CEO

Date:                                           Date:
      ------------------------                        --------------------------

                                    EXHIBIT A
                          UNITED STATES DISTRICT COURT

                            DISTRICT OF MASSACHUSETTS


------------------------------------
                                    )
NOVA BIOMEDICAL CORPORATION,        )
                                    )
                   Plaintiff,       )        Civil Action No. 95-11396-RGS
                                    )
             v.                     )
                                    )
i-STAT CORPORATION,                 )
                                    )
                   Defendant.       )
------------------------------------)

                            STIPULATION OF DISMISSAL

         Pursuant to Federal Rule of Civil Procedure 41(a)(1)(ii), the plaintiff, Nova Biomedical Corporation, and the defendant, i-STAT Corporation, hereby stipulate that, having reached a settlement of their disputes, all claims and counterclaims in this action shall be, and hereby are, dismissed with prejudice, without right of appeal, and without costs to either party. Each party shall bear its own attorneys' fees and experts' fees.

NOVA BIOMEDICAL CORPORATION                i-STAT CORPORATION

By its attorneys,                          By its attorneys,

---------------------------------          ------------------------------
John J. Regan (BBO # 415120)               Robert L. Sherman (pro hac vice)
Hale and Dorr LLP                          Paul, Hastings, Walker & Janofsky LLP
60 State Street                            399 Park Avenue
Boston, Massachusetts  02109               New York, New York 10022
(617) 526-6000                             (212) 318-6000


Dated: July __, 2001

                                    EXHIBIT B

                                     RELEASE

         Nova Biomedical Corporation, a Massachusetts corporation having its principal place of business in Waltham, Massachusetts, for and in consideration of the settlement of Nova Biomedical Corporation v. i-STAT Corporation, Civil Action No. 95-11396-RGS (U.S.D.C., D. Mass.), the payment of $6,500,000, the receipt of a promissory note in the amount of $3,500,000, and other good and valuable consideration, the receipt of which is acknowledged, hereby remises, releases, waives, acquits, and forever discharges, and covenants not to sue, for itself, its parent, subsidiary, and divisional entities, past and present, and their successors, predecessors, and assigns (collectively, the "Releasing Party"), i-STAT Corporation, a Delaware corporation having its principal place of business in East Windsor, New Jersey, and its parent, subsidiary, and divisional entities, and their officers, directors, stockholders, agents, employees, successors, assigns, attorneys, suppliers, distributors, and customers, and the heirs, executors, and administrators of any such released individuals (collectively, the "Released Party"), all debts, demands, claims, actions, causes of action, suits, dues, sums of money, accounts, reckonings, bonds, covenants, contracts, controversies, agreements, promises, judgments, omissions, variances, damages, executions, and liabilities, both in law and in equity, federal and state, which did arise or could have arisen out of the allegations made by, or which could have been made by, any party in a certain civil action in the United States District Court for the District of Massachusetts entitled Nova Biomedical Corporation v. i-STAT Corporation, Civil Action No. 95-11396-RGS, including any claims for infringement of U.S. Patent No. 4,686,479 and any continuation, continuation-in-part, division, reissue, certificate of reexamination, or foreign equivalent thereto, which the Releasing Party now has or ever had, from the beginning of the world to the date hereof, against the Released Party, except for any royalty payments that may be due under the Nonexclusive License Agreement effective July 26, 2001 between Nova Biomedical Corporation and i-STAT Corporation.

         The undersigned represents and warrants that it has been represented at all times by counsel of its own choice, that it has had the opportunity to read and discuss this Release with its legal counsel, that it has voluntarily signed and entered into this Release, without coercion or duress, that it has full corporate power and authority to execute this Release on its own behalf, and that it has not relied upon any representations of the Released Party in connection with this Release.

         It is understood and agreed that this Release, any consideration given or accepted in connection with it, and the covenants made in it, are all made, given, and accepted in settlement and compromise of disputed claims.

         This Release and all claims arising therefrom shall be governed by the laws of the Commonwealth of Massachusetts.

         This Release is and shall be deemed jointly drafted and written by all parties to it, and shall not be construed or interpreted against the party originating or preparing it.

         IN WITNESS WHEREOF, Nova Biomedical Corporation has hereunto set its hand and seal effective this 26th day of July, 2001, by its duly authorized representative.
                                            NOVA BIOMEDICAL CORPORATION
Signed and Sealed
In the Presence of:


_____________________________               By: ________________________________
                                                John Wallace
                                                Chief Operating Officer

                                    EXHIBIT C

                                     RELEASE

         i-STAT Corporation, a Delaware corporation having its principal place of business in East Windsor, New Jersey, for and in consideration of the settlement of Nova Biomedical Corporation v. i-STAT Corporation, Civil Action No. 95-11396-RGS (U.S.D.C., D. Mass.), and other good and valuable consideration, the receipt of which is acknowledged, hereby remises, releases, waives, acquits, and forever discharges, and covenants not to sue, for itself, its parent, subsidiary, and divisional entities, past and present, and their successors, predecessors, and assigns (collectively, the "Releasing Party"), Nova Biomedical Corporation, a Massachusetts corporation having its principal place of business in Waltham, Massachusetts, and its parent, subsidiary, and divisional entities, and their officers, directors, stockholders, agents, employees, successors, assigns, attorneys, suppliers, distributors, and customers, and the heirs, executors, and administrators of any such released individuals (collectively, the "Released Party"), all debts, demands, claims, actions, causes of action, suits, dues, sums of money, accounts, reckonings, bonds, covenants, contracts, controversies, agreements, promises, judgments, omissions, variances, damages, executions, and liabilities, both in law and in equity, federal and state, which did arise or could have arisen out of the allegations made by, or which could have been made by, any party in a certain civil action in the United States District Court for the District of Massachusetts entitled Nova Biomedical Corporation v. i-STAT Corporation, Civil Action No. 95-11396-RGS, including any claims for a declaratory judgment of invalidity or unenforceability of U.S. Patent No. 4,686,479 and any continuation, continuation-in-part, division, reissue, certificate of reexamination, or foreign equivalent thereto, which the Releasing

Party now has or ever had, from the beginning of the world to the date hereof, against the Released Party.

         The undersigned represents and warrants that it has been represented at all times by counsel of its own choice, that it has had the opportunity to read and discuss this Release with its legal counsel, that it has voluntarily signed and entered into this Release, without coercion or duress, that it has full corporate power and authority to execute this Release on its own behalf, and that it has not relied upon any representations of the Released Party in connection with this Release.

         It is understood and agreed that this Release, any consideration given or accepted in connection with it, and the covenants made in it, are all made, given, and accepted in settlement and compromise of disputed claims.

         This Release and all claims arising therefrom shall be governed by the laws of the Commonwealth of Massachusetts.

         This Release is and shall be deemed jointly drafted and written by all parties to it, and shall not be construed or interpreted against the party originating or preparing it.

         IN WITNESS WHEREOF, i-STAT Corporation has hereunto set its hand and seal effective this 26th day of July, 2001, by its duly authorized representative.

Signed and Sealed                           i-STAT CORPORATION
In the Presence of:


_____________________________               By: ________________________________

                                    EXHIBIT D

                         NONEXCLUSIVE LICENSE AGREEMENT

         THIS NONEXCLUSIVE LICENSE AGREEMENT ("Agreement"), effective July 26, 2001, is by and between Nova Biomedical Corporation, a Massachusetts corporation having its principal place of business in Waltham, Massachusetts ("Nova"), and i-STAT Corporation, a Delaware corporation having its principal place of business in East Windsor, New Jersey ("i-STAT").

         WHEREAS, Nova represents and warrants that it is the owner of the entire right, title, and interest in and to United States Patent No. 4,686,479 issued August 11, 1987 on U.S. Application Serial No. 757,573 and any foreign equivalents thereof (collectively, the "Patent");

         WHEREAS, i-STAT desires to obtain a license to practice the inventions claimed in the Patent, and Nova desires to grant such a license to i-STAT;

         NOW, THEREFORE, for good and valuable consideration - including the mutual covenants, rights, and obligations set forth herein and in the Settlement Agreement of even date by and between Nova and i-STAT - Nova and i-STAT hereby covenant and agree as follows:

         1. Definitions. For purposes of this Agreement, the following words and phrases shall have the following meanings:

                  (a) "Designated Account" shall mean:

         Bank:



         Credit To:
         ABA No.:
         Swift Code:

         Credit Account No.:  9373878095

                  (b) "Invoice Price" shall mean i-STAT's invoiced sale price of products using the Licensed Method.

                  (c) "Licensed Products" shall mean:

                           (i) any analyzer made, used, sold, offered for sale,
or imported by i-STAT with an algorithm or software to determine hematocrit using the Licensed Methods, including, but not limited to, the "i-STAT(R) System," the "i-STAT(R) Portable Clinical Analyzer," or the "i-STAT 1"; and

                           (ii) any cartridge made, sold, offered for sale, or
imported by i-STAT that is used with any of the analyzers described in subparagraph (i) of this paragraph (c) in determining hematocrit using the Licensed Methods.

                  (d) "Licensed Methods" shall mean:

                           (i) any method that i-STAT has used for determining
hematocrit in its commercially-available analyzers from the issuance of the Patent through and including December 31, 2000, including, but not limited to, any method for determining hematocrit used in the "i-STAT(R) System," the "i-STAT(R) Portable Clinical Analyzer," or the "i-STAT 1"; and

                           (ii) any method for determining hematocrit claimed in
the Patent.

                  (e) "New Methods" shall mean the methods for determining hematocrit described in Exhibit 1 hereto.

                  (f) "New Products" shall mean:

                           (i) any analyzer made, used, sold, offered for sale,
or imported by i-STAT with an algorithm or software to determine hematocrit using the New Methods; and

                           (ii) any cartridge made, sold, offered for sale, or
imported by i-STAT that is used with any of the analyzers described in subparagraph (i) of this paragraph (f) in determining hematocrit using the New Methods.

                  (g) "Other New Method" shall mean any method for determining hematocrit other than the Licensed Methods or New Methods.

                  (h) "Patent" shall mean United States Patent No. 4,686,479 and any foreign equivalent, continuation, continuation-in-part, division, reissue, or certificate of reexamination thereto.

                  (i) "Payment Period" means the period commencing on January 1, 2001 and ending on the next March 31, June 30, September 30, or December 31, whichever occurs first, and then each three (3) month period thereafter.

         2.       Grant and Term.

                  (a) Nova hereby grants to i-STAT a worldwide, non-exclusive, non-transferable license under the Patent to make or have made Licensed Products, to use, sell, offer for sale, and import Licensed Products made by or for i-STAT, and to practice Licensed Methods with Licensed Products made by or for i-STAT.

                  (b) The license granted hereunder shall be effective as of the date of issuance of the Patent and shall extend until the expiration of the Patent.

         3.       Covenant Not To Sue.

                  (a) In exchange for the royalty payments described in Paragraph 5(a) and for other good and valuable consideration, Nova hereby covenants and agrees that it will not bring suit against i-STAT for infringement of the Patent on account of the manufacture of Licensed Products, the use, sale, offer for sale, or importation of Licensed Products made by i-STAT, or the practice of Licensed Methods using Licensed Products made by i-STAT. Nova further covenants and agrees that it will not bring suit for infringement of the Patent against any present, former, or future direct or indirect suppliers, customers, or distributors of i-STAT on account of the use, sale, offer for sale, or importation of Licensed Products made by i-STAT or the practice of Licensed Methods using Licensed Products made by i-STAT.

                  (b) Nova hereby covenants and agrees that it will not bring suit against i-STAT for infringement of the Patent on account of the manufacture of New Products, the use, sale, offer for sale, or importation of New Products made by i-STAT, or the practice of New Methods using New Products made by i-STAT. Nova further covenants and agrees that it will not bring suit for infringement of the Patent against any present, former, or future direct or indirect suppliers, customers, or distributors of i-STAT on account of the use, sale, offer for sale, or importation of New Products made by i-STAT or the practice of New Methods using New Products made by i-STAT.

         4.       Other New Method

         i-STAT may develop an Other New Method in the future. So as to enable the parties to consummate this Agreement, Nova and i-STAT agree to the following:

                  (a) At the time that i-STAT makes a payment under Paragraph 5(a) for a Payment Period ending September 30, 2001 and thereafter in which it markets, sells, offers for sale, or otherwise distributes an Other New Method, i-STAT will provide Nova with documents sufficient to enable Nova to analyze the function and design of the Other New Method, including at least the following, but excluding information that pertains to the performance characteristics of the Other New Method: (i) the source code for the Other New Method, but excluding the actual numeric values of calculation parameters; (ii) the user or operator manual (or the most complete available drafts thereof) for the Other New Method or for the analyzer using the Other New Method; (iii) the algorithm for the determination of hematocrit in the Other New Method, but excluding the actual numeric values of calculation parameters; and (iv) all submissions made by i-STAT to the U.S. Food and Drug Administration concerning the Other New Method, with information pertaining to the performance of the Other New Method redacted. The parties agree that the documents produced hereunder are highly confidential, and Nova will treat all such documents in the manner required by the terms of the Stipulated Protective Order previously executed in the Lawsuit. As part of the Stipulated Protective Order, Nova agrees that under no circumstances will the information provided by i-STAT under this paragraph (i) be made available to any former, present, or future direct or indirect sales agent, customer, and/or distributor of Nova; or (ii) be used in any communication, written or oral, with the U.S. Food and Drug Administration or any foreign regulatory representative.

                  (b) If Nova believes, after reviewing the documents provided by i-STAT pursuant to Paragraph 4(a) above, that the Other New Method infringes the Patent, then, as Nova's exclusive remedy against i-STAT under the Patent, Nova may initiate the alternative dispute resolution procedures set forth in Paragraph 11 of the Settlement Agreement being executed contemporaneously herewith. If, after any arbitration, the arbitrator(s) determines that the method challenged by Nova infringes the Patent, then that method shall be considered one of the Licensed Methods, and the requirements of Paragraph 5 below, including the payment of royalties, shall apply to:

                           (i) any analyzer made, used, sold, offered for sale,
or imported by i-STAT with an algorithm or software to determine hematocrit using that method; and

                           (ii) any cartridge made, sold, offered for sale, or
imported by i-STAT that is
used with any of the analyzers described in subparagraph (i) of this paragraph
(b) in determining hematocrit using that method.

         In any arbitration pursuant to Paragraph 11 of the Settlement Agreement being executed contemporaneously herewith, no inference will be drawn in favor of or against either party by virtue of the inclusion of the New Methods in this License Agreement.

         5.       Royalty Payment and Audit Rights.

                  (a) In exchange for the license granted under Paragraph 2(a), i-STAT agrees to pay Nova a royalty for each and every Licensed Product sold in the United States by or on behalf of i-STAT for the period from January 1, 2001 through the expiration of the Patent or such time as the Patent may be judicially declared invalid, whichever comes first. Such royalty for Licensed Products shall be equal to the amount that is 4% of the Invoice Price for such Licensed Products. Within forty-five days (45) after the end of each Payment Period, i-STAT shall:

                                    (i) deliver to Nova a written report
         describing, for the applicable Payment Period: the number and full description of each Licensed Product sold by or on behalf of i-STAT during the Payment Period; the Invoice Price for each Licensed Product; and the total royalty due under this paragraph; and

                                    (ii) pay to Nova, by wire transfer to the
         Designated Account, the total royalty due for the Payment Period under this paragraph. Notwithstanding anything in this agreement to the contrary, with respect to the Payment Period commencing January 1, 2001 and ending March 31, 2001, i-STAT's duties pursuant to (i) and (ii) of this paragraph shall be performed no later than August 15, 2001.

                  (b) Upon reasonable notice to i-STAT, and not more than twice per calendar year during normal business hours, Nova may have a representative of its outside auditing firm inspect the books and records of i-STAT relating to the manufacture and sale of Licensed Products and i-STAT's payment of royalties thereon.

 Such auditor shall be given access to i-STAT's books and records only after agreeing in writing to be bound by the Stipulated Protective Order previously executed in the Lawsuit.

                  (c) Notwithstanding anything in this Agreement to the contrary, i-STAT shall have no obligation to pay Nova any royalty in connection with the manufacture and sale by or on behalf of i-STAT of New Products.

         6. Representation and Warranty of Nova. Nova represents and warrants that it has the right to grant the license granted herein.

         7. Marking. i-STAT agrees that any and all Licensed Products made, sold, or offered for sale or imported into the United States by or on behalf of i-STAT will be marked to the extent required by the provisions of 35 U.S.C.Section 287.

         8. Assignment.

                  (a) The terms of this Agreement shall be binding upon and inure to the benefit of the parties hereto, their respective successors, heirs, and valid assigns.

                  (b) No party shall assign any of its rights or obligations hereunder to any third party without first obtaining the written consent of the other party hereto; provided, however, that in the event of (i) an assignment in connection with a sale or transfer of all or substantially all of the business, assets, or operations of the assigning party, or (ii) an assignment by operation of law as a result of the merger or consolidation of the assigning party, no such consent shall be required if the assignee shall agree in writing to be bound by the terms hereof.

         9. Notice. Notice under this Agreement shall be sent by overnight or first class mail, return receipt or other proof of delivery requested, to the following:

         If to Nova:

                  Frank C. Manganaro
                  President
                  Nova Biomedical Corporation
                  200 Prospect Street
                  Waltham, Massachusetts  02454

                           - and  -

                  John J. Regan, Esq.
                  Hale and Dorr LLP
                  60 State Street
                  Boston, Massachusetts  02109

         If to i-STAT:

                  William P. Moffitt
                  President and Chief Executive Officer
                  i-STAT Corporation
                  104 Windsor Center Drive
                  East Windsor, New Jersey  08520

                           - and -

                  Robert L. Sherman, Esq.
                  Paul, Hastings, Walker & Janofsky LLP
                  75 E. 55th Street
                  New York, New York  10022

         10. Governing Law. This Agreement shall be interpreted in accordance with and governed by the law of the Commonwealth of Massachusetts.

         11. Enforcement of Agreement. Nova and i-STAT agree that the United States District Court for the District of Massachusetts shall be the proper and exclusive forum for any action to enforce any final decision of an arbitrator brought with respect to this Agreement and any action to collect payments under paragraph 5(a) of this Agreement. Each party agrees to remain subject to the personal jurisdiction of that Court for such purposes. If, for some reason, that federal court is found to lack jurisdiction, then the state courts of the Commonwealth of Massachusetts, Suffolk County, shall be the proper and exclusive forum for any action to enforce this Agreement, and the parties agree to be subject to the personal jurisdiction of that state court for such purposes. The prevailing party in any action brought to collect payment under this Agreement shall be entitled to recover its costs, including reasonable attorneys' fees, from the other party.

         12.      Miscellaneous.

                  (a) This Agreement represents the entire agreement between Nova and i-STAT with respect to the subject matter of this Agreement and supersedes all prior agreements, proposals, or understandings, whether written or oral, between Nova and i-STAT with respect to that subject matter.

                  (b) Nova and i-STAT each represents to the other that it is duly existing; that it has the full power and authority to enter into this Agreement; that there are no other persons whose consent to this Agreement or whose joinder herein is necessary to make effective the provisions of this Agreement; that this Agreement does not and will not interfere with any other agreement to which it is party and that it will not enter into any agreement the execution and/or performance of which would violate or interfere with this Agreement.

                  (c) No modification or amendment to this Agreement will be valid or binding except by written agreement executed by duly authorized representatives of Nova and i-STAT.

                  (d) No waiver of, failure of a party to object to, or failure of a party to take affirmative action with respect to any default, term, or condition of this Agreement, or any breach thereof, shall be deemed to imply or constitute a waiver of any other like default, term, or condition of this Agreement or subsequent breach thereof.

                  (e) If one or more provisions of this Agreement are ruled wholly or partly invalid or unenforceable by a court, arbitrator, or governmental body of competent jurisdiction, then the validity and enforceability of all other provisions of this Agreement shall be unaffected.

                  (f) Each party represents that it has had the opportunity to be represented by counsel of its own choice in negotiating this Agreement. This Agreement shall therefore be deemed to have been negotiated and prepared at the joint request, direction, and instruction of each of the parties, at arms length, with the advice and participation of counsel, and will be interpreted in accordance with its terms without favor to either party.

                  (g) This Agreement may be signed in counterparts, each of which shall be deemed an original hereof, but all of which together shall constitute one and the same instrument.

                  (h) This Agreement shall be effective when executed by the duly authorized representatives of Nova and i-STAT.

         IN WITNESS WHEREOF, each party has caused two original copies of this Agreement to be executed on its behalf by its duly authorized officer effective as of the day and year aforesaid.

NOVA BIOMEDICAL CORPORATION                 i-STAT CORPORATION

By:                                         By:
     ---------------------------------             -----------------------------
     John Wallace                                  William P. Moffitt
     Chief Operating Officer                       President and CEO



Date: _________________________________ Date: _________________________________

                                    EXHIBIT E

                             (Intentionally Omitted)

                                    EXHIBIT F

                             SECURED PROMISSORY NOTE

                                                                   July 26, 2001

$3,500,000

                                                          Waltham, Massachusetts

         FOR VALUE RECEIVED, i-STAT Corporation (the "Maker") promises to pay to Nova Biomedical Corporation ("Nova"), or order, at the offices of 200 Prospect Street, Waltham, Massachusetts 02454, or at such other place as the holder of this Note may designate in writing, the principal sum of Three Million Five Hundred Thousand Dollars ($3,500,000), together with interest on the unpaid principal balance of this Note from time to time outstanding at the per annum rate reported in The Wall Street Journal on the tenth (10th) day of each month on which a Payment Date occurs (or if The Wall Street Journal is not published on such day, the next succeeding day on which it is published) as the one month London Interbank Offered Rate ("LIBOR Rate") plus 3.25% until paid in full. The interest rate on this Note shall change when and as there is any change in the LIBOR Rate. The yearly rate of interest to which the interest rate payable hereunder and calculated by reference to the LIBOR Rate is equivalent is such interest rate multiplied by the actual number of days in the year for which the calculation is made (365 or 366) and divided by 360.

         Principal shall be paid in four (4) equal quarterly installments of Eight Hundred Seventy-Five Thousand Dollars ($875,000) on the 14th day of each September, December, March, and June (each, a "Payment Date"), beginning on September 14, 2001 and ending on June 14, 2002 (the "Maturity Date"). Accrued interest shall be paid on each Payment Date and on the Maturity Date. This Note is also immediately payable in full, together with all interest accrued hereon, as provided in paragraph 6(b) of that certain Settlement Agreement, of even date herewith, between the Maker and Nova (as amended, supplemented or otherwise modified from time to time, the "Settlement Agreement").

         Interest on this Note shall be computed on the basis of a year of 360 days for the actual number of days elapsed. All payments by the Maker under this Note shall be in immediately available funds.

         Payment of this Note is secured by a security interest in certain property of the Maker pursuant to a Security Agreement dated July 26, 2001 (the "US Security Agreement") and a guaranty by and a security interest in certain property of i-STAT Canada Limited pursuant to a Guarantee and a Security Agreement, each of even date herewith (and, together with the US Security Agreement, the "Security Documents").

         This Note shall become immediately due and payable without notice or demand upon the occurrence at any time of any of the following events of default (individually, an "Event of Default" and collectively, "Events of Default"):

         (1) default in the payment or performance of any term hereunder, including the payment when due of any principal or interest under this Note, and the continuance of such default for one (1) business day; or

         (2) the occurrence of any Default (as defined in any of the Security Documents); or

         (3) the liquidation, termination of existence or dissolution of the Maker, or the appointment of a receiver or custodian for the Maker or any part of its property; or

         (4) the institution by or against the Maker or any endorser or guarantor of this Note of any proceedings under the United States Bankruptcy Code or any other federal or state bankruptcy, reorganization, receivership, insolvency, or other similar law affecting the rights of creditors generally or the making by the Maker or any endorser or guarantor of this Note of a composition or an assignment or trust mortgage for the benefit of creditors.

         Upon the occurrence of an Event of Default, the holder shall have then, or at any time thereafter, all of the rights and remedies afforded by the Uniform Commercial Code as from time to time in effect in the Commonwealth of Massachusetts or afforded by other applicable law.

         Every amount overdue under this Note shall bear interest from and after the date on which such amount first became overdue at an annual rate of interest of four percent (4%) in excess of the rate otherwise applicable to this Note. Such interest on overdue amounts under this Note shall be payable on demand and shall accrue until the obligation of the Maker with respect to the payment of such interest has been discharged (whether before or after judgment).

         In no event shall any interest charged, collected, or reserved under this Note exceed the maximum rate then permitted by applicable law and if any such payment is paid by the Maker, then such excess sum shall be credited by the holder as a payment of principal.

         All payments by the Maker under this Note shall be made without set-off, defense, or counterclaim. All payments by the Maker under this Note shall be free and clear and without any deduction or withholding for any taxes or fees of any nature whatever, unless the obligation to make such deduction or withholding is imposed by law.

         This Note, together with all rights under the Security Documents, may be assigned at any time by the holder and the Maker shall take all actions necessary to confirm in the successor holder all rights and remedies under the Security Documents.

         Whenever any amount is paid under this Note, all or part of the amount paid may be applied to principal, or interest in such order and manner as shall be determined by the holder in its sole discretion.

         No reference in this Note to the Security Documents, the Settlement Agreement, or any guaranty shall impair the obligation of the Maker, which is absolute and unconditional, to pay all amounts under this Note strictly in accordance with the terms of this Note.

         The Maker agrees to pay on demand all reasonable costs of collection, including reasonable attorneys' fees, incurred by the holder in enforcing the obligations of the Maker under this Note.

         No delay or omission on the part of the holder in exercising any right under this Note or the Security Documents shall operate as a waiver of such right or of any other right of such holder, nor shall any delay, omission, or waiver on any one occasion be deemed a bar to or waiver of the same or any other right on any future occasion. The Maker and every endorser or guarantor, regardless of the time, order, or place of signing waives presentment, demand, protest, and notices of every kind. Every endorser or guarantor assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange, or release of collateral, and to the addition or release of any other party or person primarily or secondarily liable.

         This Note may be prepaid in whole or in part at any time or from time to time. Any such prepayment shall be without premium or penalty.

         None of the terms or provisions of this Note may be excluded, modified, or amended except by a written instrument duly executed on behalf of the holder and the Maker expressly referring to this Note and setting forth the provision so excluded, modified, or amended.

         All rights and obligations hereunder shall be governed by the laws of the Commonwealth of Massachusetts and this Note is executed as an instrument under seal.

ATTEST:                                      i-STAT CORPORATION


By:  _______________________                 By:  __________________________
     Name:                                        Name:
                                                  Title:

                                    EXHIBIT G

                               SECURITY AGREEMENT

         This Security Agreement (this "Agreement") is made as of this 26th day of July, 2001 by and between i-STAT Corporation, a Delaware corporation having its principal place of business at 104 Windsor Center Drive, East Windsor, New Jersey 08520 (the "Debtor"), and Nova Biomedical Corporation, a Massachusetts corporation, having its principal place of business at 200 Prospect Street, Waltham, Massachusetts 02454 (the "Secured Party").

         1. SECURITY INTEREST. The Debtor, for valuable consideration, receipt of which is acknowledged, hereby grants to the Secured Party, a security interest in Debtor's now owned or hereafter acquired:

         (a) accounts and accounts receivable, including, but not limited to, all accounts as defined in Section 9-102(a)(2) of the Uniform Commercial Code as enacted in the Commonwealth of Massachusetts, whether or not adopted by any other relevant jurisdiction, all rights of the Debtor to payment for goods sold or leased or for services rendered; all obligations owing to the Debtor evidenced by an instrument or chattel paper arising from the sale or lease of goods or the rendering of services; all rights of the Debtor to payment under a contract not yet earned by performance; all other obligations owing to the Debtor of any kind or nature arising from the sale or lease of goods or the rendering of services, including all writings, if any, evidencing the same; and any and all proceeds of any of the foregoing (collectively the "Accounts Receivable"); and

         (b) all records and computer programs and contracts with third party service providers in any manner relating to the billing and collection of the Accounts Receivable; and

         (c) all inventory, including, but not limited to, all supplies, raw materials, work in process, finished goods and merchandise (collectively, the "Inventory"); and

         (d) all other personal property of the Debtor, including, without limitation, all goods (including all equipment and accessories thereto), deposit accounts, letter of credit rights, security and all other investment properties, supporting obligations, general intangibles (including payment intangibles); and

all products and proceeds of the above, including insurance proceeds (collectively, the "Collateral"). Notwithstanding the foregoing, Collateral shall not include (i) any patents, patent applications, trademarks, trademark applications, copyrights, copyright applications, software, engineering drawings, service marks, trade secrets, and or other intellectual property (collectively, the "Intellectual Property") or (ii) any contracts, licenses, permits or agreements (a) pursuant to which the Debtor possesses, uses or has the authority to possess or use the Intellectual Property of others or (b) if the granting of a security interest therein would violate any enforceable provision of such contract, license, permit or agreement, but Collateral shall, in each case, include any and all rights to payment under all such contracts, licenses, permits and agreements, including all Accounts Receivable and payment intangibles, and all proceeds thereof.

         2. OBLIGATIONS SECURED. The security interest granted hereby secures payment and performance of all debts, loans and liabilities hereunder and all other debts and liabilities of Debtor to the Secured Party of every kind and description, whether now existing or hereafter arising in connection with that certain Secured Promissory Note dated of even date herewith by the Debtor in favor of the Secured Party (the "Note"), including, without limitation, all interest, fees, charges and expenses (collectively, the "Obligations").

         3. SEPARATE ASSIGNMENTS. Debtor agrees to execute and deliver assignments and such other documents and instruments as the Secured Party may reasonably request with respect hereto.

         4. DEBTOR'S REPRESENTATIONS AND WARRANTIES. Debtor represents and warrants that:

         4.1 Incorporation. Debtor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly qualified and in good standing in all states where the failure to so qualify would have a material adverse effect on its business or properties; Debtor has the corporate power to own its property and conduct its business as presently conducted.

         4.2 Authorization. The execution, delivery and performance hereof are within the Debtor's corporate powers, have been duly authorized by a resolution (a copy of which is delivered herewith) are not in contravention of law nor of the terms of Debtor's articles of organization, charter, or other incorporation papers or by-laws, nor of any indenture, agreement or undertaking to which the Debtor is a party or by which it is bound.

         4.3 Records. All incorporation papers and all amendments thereto of Debtor have been duly filed and are in proper order. All books, records and reports of Debtor, including but not limited to its minute books, by-laws, certificates of condition and books of account, are accurate and up to date and will be so maintained.

         4.4 Litigation. No litigation is either threatened, contemplated or pending to Debtor's knowledge, that could reasonably be expected to materially and adversely affect Debtor's financial condition except as disclosed to the Secured Party in writing.

         4.5 Places of Business; Inventory; Equipment. Debtor's only place of business is as follows: 104 Windsor Center Drive, East Windsor, New Jersey 08520. All Inventory of the Debtor is located at the locations listed on
Schedule 4.5A. All Equipment of the Debtor is located at the locations listed on
Schedule 4.5B.

         4.6 Accounts Receivable. Debtor keeps its records concerning its Accounts Receivable solely at 104 Windsor Center Drive, East Windsor, New Jersey 08520 (the "New Jersey Office"). All billings with respect to the Accounts Receivable are generated by and sent from the New Jersey Office. All invoices and contracts under which the Accounts Receivable are payable direct the account debtor to make payment to the New Jersey Office. Exhibit A attached hereto sets forth a true, correct and complete list of all Accounts Receivable, including an aging thereof as of June 30, 2001. Except as set forth in Exhibit A, all Accounts Receivable arose out of the sales of inventory or services in the ordinary course of business and are collectible in the face value thereof within 90 days of the date of invoice, using normal collection procedures, net of the reserve for doubtful accounts as set forth thereon, which reserve is adequate and was calculated in accordance with generally accepted accounting principles consistently applied. The amount of the Debtor's Accounts Receivable from time to time meeting the foregoing standard is hereinafter referred to as the "Gross Accounts Receivable." The amount of the Debtor's Gross Accounts Receivable from time to time, net of any contractual adjustments and deferred revenue amortization due Abbott Laboratories and any other customer, is hereinafter referred to as the "Accounts Receivable Balance."

         4.7 Office. Debtor's chief executive office is located at 104 Windsor Center Drive, East Windsor, New Jersey 08520.

         4.8 Changes. Debtor will give the Secured Party written notice within ten (10) days after any change in the location of its chief executive office or the location of its Inventory or Equipment, or of any new office where the records of its accounts are kept or where it conducts the billing or collection of the Accounts Receivable.

         4.9 Financial Statements. Debtor's balance sheet and statement of profit and loss dated March 31, 2001, heretofore delivered to the Secured Party are the latest available quarterly financial statements and fairly represent Debtor's financial condition as of the date of this Agreement. Except as disclosed to the Secured Party in writing, as of the date hereof, Debtor owns all of its personal property and has good, clear and marketable title thereto, free and clear of all liens and encumbrances, and there are no outstanding commitments of Debtor relative to the purchase, sale, mortgage or lease of said property, other than in the usual course of business.

         4.10 Opinion. The Secured Party shall receive from Debtor's counsel an opinion with respect to the transactions contemplated by the Agreement reasonably satisfactory to the Secured Party's counsel.

         4.11 Subsidiary. i-STAT Canada Limited, an Ontario corporation, is a wholly-owned subsidiary of the Debtor.

         5. GENERAL OBLIGATIONS OF DEBTOR.

         5.1 Financing Statements. Debtor agrees to execute one or more financing statements for filing in all public offices wherever filing is required by applicable law to perfect a security interest or is deemed by the Secured Party to be necessary or desirable and to execute such other documents as the Secured Party shall reasonably request with respect to the Secured Party's security interest hereunder.

         5.2 Insurance. Debtor agrees to keep all the Collateral insured with coverages in amounts not less than usually carried by one engaged in a like business, naming the Secured Party as a loss payee, and payable to the Secured Party and Debtor, as their interests may appear.

         5.3 Inspection. Debtor will keep accurate and complete records of the Collateral. No more than twice in any twelve (12) month period (on three (3) days' prior notice) prior to the occurrence of a Default, and at any time and from time to time on (with or without notice) and after the occurrence of a Default, the Secured Party or any of its agents shall have the right to inspect the Collateral wherever located and to visit Debtor's place or places of business, at intervals to be determined by the Secured Party and without Debtor's hindrance or delay, to inspect, audit, check and make extracts from any copies of books, records, journals, orders, receipts and correspondence that relate to the Collateral or to the general financial condition of Debtor. At Debtor's request, the Secured Party will conduct such inspection through (i) Secured Party's agent (who may be the Secured Party's accountants) or (ii) a mutually acceptable third party who agrees, in each case, to keep confidential any of the Debtor's proprietary information pursuant to a mutually acceptable confidentiality agreement (a "Verification Agent"). Debtor shall pay for any and all inspections after the occurrence of a Default (including any actions under the last sentence of Section 5.19) and all inspections by a Verification Agent designated under clause (ii) of the prior sentence. Unless the Debtor makes provision for timely copying on site, the Secured Party (or its Verification Agent) may temporarily remove any of the Debtor's records for the purpose of having copies made thereof.

         5.4 Negative Pledge. Debtor will not assign any Accounts Receivable or other Collateral to any person other than the Secured Party, nor create or permit to be created any lien, encumbrance or security interest of any kind on any of its Collateral other than (i) for the benefit of the Secured Party, (ii) on equipment purchased after the date hereof to secure indebtedness permitted under Section 5.9(i), (iii) existing liens listed on Schedule 5.4, (iv) mechanics', carriers', warehousemen's, workmen's, repairmen's or other like statutory liens incurred in the ordinary course of business, or (v) deposits or pledges made in connection with, or to secure payment of, workmen's compensation, unemployment insurance, old age, pension or other social security obligations, unless authorized by the Secured Party in writing.

         5.5 Existence. Debtor will maintain its corporate existence in good standing and, except where the failure to so comply would not have a material adverse effect on the Debtor, its properties or prospects, comply with all laws and regulations of the United States or any State or political subdivision thereof, or of any governmental authority which may have jurisdiction over it or its business.

         5.6 Taxes. Debtor will pay all real and personal property taxes, assessments and charges as well as all franchise, income, unemployment, old age benefit, withholding, sales and other taxes assessed against it, or payable by it when and as due, provided, however, that the Debtor may defer the payment of such amounts (i) that are being contested in good faith by appropriate proceedings, (ii) as to which the Debtor has established appropriate reserves under generally accepted accounting procedures, and (iii) the nonpayment of which does not and will not result in the attachment or imposition of any lien or charge on the Collateral.

         5.7 Dividends. Debtor will pay no dividends either in cash or kind on any class of its capital stock (other than dividends payable solely in common stock or preferred stock of the

Debtor) nor make any distribution on account of its stock, nor redeem, purchase or otherwise acquire directly or indirectly any of its stock.

         5.8 Loans. Debtor will not make any loans or advances to any individual, firm or corporation, including without limitation, its officers and employees; provided, however, that Debtor may make advances to its employees, including its officers, (i) with respect to expenses incurred by such employees in the usual course of Debtor's business when such expenses are reimbursable by Debtor, (ii) to purchase common stock of the Debtor, and (iii) in anticipation of tax refunds to employees who have been relocated to another tax jurisdiction, in accordance with past practice, and (iv) in an additional amount not to exceed $250,000.

         5.9 Indebtedness. Debtor will not create, incur, assume or suffer to exist, or permit any subsidiary of Debtor to create, incur, assume or suffer to exist, any liability with respect to any indebtedness at any time while any amounts remain outstanding under the Note, provided, however, that (i) the Debtor and its subsidiary may incur up to $10,000,000 from and after the date of this Agreement pursuant to capital leases or other purchase money financing for the purchase of capital equipment, and (ii) the Debtor and its subsidiary may incur additional unsecured indebtedness, all net proceeds of which are simultaneously applied to the payment of the principal due under the Note, and the interest accrued thereon, in inverse order of maturity.

         5.10 Securities. Debtor will not invest in or purchase any stock or securities of any individual, firm or corporation, provided, however, that the Debtor may make investments solely by the issuance of its own common stock.

         5.11 Merger. Debtor will not merge or consolidate or be merged or consolidated with or into any other corporation, provided, however, that the Debtor may merge or consolidate with another corporation if (i) the Debtor is the survivor, (ii) the only merger consideration payable by the Debtor is common stock of the Debtor, and (iii) the Debtor is in compliance with all of its covenants in this Agreement prior to and after giving effect to such merger or consolidation.

         5.12 Sales. Debtor will not sell or dispose of any of its assets except in the ordinary and usual course of its business.

         5.13 Guaranty. Debtor will not enter into any agreement of guaranty of the obligation of any individual, partnership, trust or corporation or other entity, including affiliates, except guaranties of indebtedness permitted under
Section 5.9.

         5.14 Government Accounts. Debtor will immediately notify the Secured Party if any of Debtor's Accounts Receivable arise out of the Debtor's contracts with the United States, any state or municipality, or any department, agency or instrumentality thereof, and execute any instruments and take any steps required by the Secured Party in order that all monies due and to become due under such contracts shall be assigned to the Secured Party.

         5.15 Reimbursement. Debtor will reimburse the Secured Party on demand for any sums paid or advanced by the Secured Party to satisfy any tax, lien or security interest or other encumbrance on the Collateral, provided, however, that the Secured Party shall not be obligated to make any such payments or deposits. Any such sums paid or advanced by the Secured Party shall be deemed secured by the Collateral and constitute part of the Obligations.

         5.16 Quarterly Report. Debtor will furnish the Secured Party within fifty (50) days after the close of each of the first three quarterly periods of Debtor's fiscal year a balance sheet and statement of profit and loss reflecting the financial condition of Debtor at the end of such period and the results of its operation during such period (which may be the financial statements filed by the Debtor with the Securities and Exchange Commission for so long as the Debtor is a reporting company), such balance sheet and statement of profit and loss to be certified by

Debtor's President or Chief Financial Officer as fairly presenting its financial condition at the end of such period and the results of its operations during such period in accordance with generally accepted accounting principles consistently applied (other than the omission of footnotes).

         5.17 Annual Report. Debtor will furnish the Secured Party annually, within ninety-five (95) days after the close of each fiscal year, with a full and complete signed copy of the audited report or reports of certified public accountants (which may be the financial statements filed by the Debtor with the Securities and Exchange Commission for so long as the Debtor is a reporting company), which report or reports shall include a consolidated balance sheet of Debtor as at the end of such year and a statement of profit and loss of Debtor reflecting its operations during such year, such report or reports shall bear the certificate of such certified public accountants.

         5.18 Aging; Inventory. Debtor, on or before the twentieth day after the close of each calendar month, will deliver to the Secured Party a recapitulation report in the form of Exhibit A, certified by the Debtor's President or Chief Financial Officer, setting forth the Accounts Receivable Balance and the Debtor's Gross Accounts Receivable as of the close of such calendar month, including the total amount due from each account debtor, and the related aging for such account debtor and such other information as the Secured Party shall reasonably request. Debtor, on or before the twentieth day after the close of each calendar month, will deliver to the Secured Party a report on the Debtor's Inventory summarizing that total Inventory held by the Debtor at the end of such month and the portion thereto constituting raw materials, work in process and finished goods.

         5.19 Contractors. Debtor has simultaneously herewith delivered to the Secured Party copies of all contracts and agreements between the Debtor (or any affiliated entities) and Abbott Laboratories (or any affiliated entities) (the "Abbott Contracts"). The Debtor agrees that it shall not alter its contractual relationship under any of the Abbott Contracts in any manner which would reduce the amounts payable thereunder or the terms, amount or frequency of payment thereunder or in any manner affect the Secured Party's rights to or interest in the Collateral or would otherwise have a material adverse effect on the Debtor or its financial condition, without in each case the prior written consent of the Secured Party. On and after the occurrence of a Default, Debtor hereby authorizes the Secured Party (or at Debtor's request, a Verification Agent) to obtain from Debtor's contractors (including accountants and computer service bureaus) any and all information regarding the Collateral, instructs all such contractors to provide such information to the Secured Party and/or a Verification Agent.

         5.20 Continuing Representations. Debtor further warrants and represents that each of the Obligations secured hereby and each of the warranties and representations made herein is true and correct as of this date in all material respects. The warranties and representations herein are continuing. In the event that any obligation, representation or warranty is no longer true or correct, Debtor will immediately notify the Secured Party in writing.

         6. DEFAULT. Debtor shall be in default under this Agreement upon the happening of any of the following events or conditions, without demand or notice from the Secured Party (individually, a "Default" and collectively, "Defaults"):

         6.1 Failure of Debtor to pay when due any Obligation, whether by maturity, acceleration or otherwise and the continuance of such failure for one
(1) business day;

         6.2 Failure of Debtor to perform any of its agreements or covenants in
Section 4.8 and Sections 5.1 through 5.20 of this Agreement

         6.3 Failure of Debtor to perform any of its other agreements or covenants in this Agreement which is not remedial within thirty (30) days of the occurrence thereof;

         6.4 Any representation or warranty of the Debtor in this Agreement being untrue or incorrect in any material respect on the date made;

         6.5 Failure of the Debtor to perform any of its agreements, warranties or representations in any other agreement reflecting an aggregate principal amount of indebtedness in excess of $250,000.00 with any other person or organization for borrowed money or lease of real or personal property;

         6.6 Material loss or theft, substantial damage or destruction or unauthorized sale or encumbrance of any material portion of the Collateral in excess of reasonably expected recoveries under insurance policies, or the making of any levy on, or seizure or attachment of a material portion of the Collateral;

         6.7 Dissolution or termination of existence of the Debtor, or the appointment of a custodian or receiver of any part of Debtor's property, or an assignment or trust mortgage for the benefit of creditors by Debtor, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Debtor, or service upon the Secured Party of any writ, summons, or process designed to affect any account or property of Debtor; or

         6.8 Any default by the Debtor under, or any material change in (including, without limitation, with respect to scope of services, payment amounts, terms of payments or termination of), any Abbott Contract.

         7. SECURED PARTY'S RIGHTS UPON DEFAULT. The Secured Party shall upon Default and at any time thereafter, without presentment, demand, notice, protest or advertisement of any kind have the following rights in addition to all other rights hereunder:

         7.1 Acceleration. The Secured Party may make all Obligations under this Agreement or the Note immediately due and payable without presentment, demand, protest, hearing or notice of any kind and may exercise the rights of a secured party under law or under the terms of this or any other agreement related hereto with the Debtor.

         7.2 Possession. The Secured Party may enter and take possession of all Collateral and the premises on which they are located and sell, lease or license the Collateral to third persons or associations without being liable to Debtor on account of any losses, damage or depreciation that may occur as a result thereof so long as the Secured Party shall act reasonably and in good faith; and at the Secured Party's option and without notice to Debtor (except as specifically herein provided) the Secured Party may sell, lease, assign and deliver the whole or any part of the Collateral, or any substitute therefor or any addition thereto, at public or private sale, for cash, upon credit, or for future delivery, at such prices and upon such terms as the Secured Party deems advisable, including without limitation, the right to sell or lease in conjunction with other property, real or personal, and allocate the sale or lease proceeds among the items of property sold without the necessity of the Collateral being present at any such sale or lease, or in view of prospective purchasers thereof. The Secured Party shall give Debtor at least ten (10) days' by hand delivery at or by United States first-class mail, postage prepaid (in which event notice shall be deemed to have been given when so deposited in the mail), to the address specified herein, of the time and place of any public or private sale or other disposition unless the Collateral is perishable, threatens to decline speedily in value, or is the type customarily sold in a recognized market. Upon such sale, the Secured Party may become the purchaser of the whole or any part of the Collateral, discharged from all claims and free from any right of redemption. In case of any such sale by the Secured Party of all or any of said Collateral on credit or for future delivery, property so sold may be retained by the Secured Party until the selling price is paid by the purchaser. The Secured Party shall incur no liability in case of the failure of the purchaser to take up and pay for the property so sold. In case of any such failure, the said property may again be sold.

         7.3 Assemblage. Debtor will assemble the Collateral in a single location at a place to be designated by the Secured Party and make the Collateral at all times secure and available to the Secured Party.

         7.4 Power of Attorney and Notification. On and after the occurrence of a Default, the Secured Party may notify account debtors that Collateral has been assigned to the Secured Party and that payments shall be made directly to the Secured Party. Upon request of the Secured Party, Debtor will so notify such account debtors and will indicate on all billings to such account debtors that their accounts must be paid to the Secured Party. Debtor does hereby appoint the Secured Party and its agents as Debtor's attorney-in-fact, to be exercised from and after the occurrence of a Default: to collect, compromise, endorse, sell or otherwise deal with the Collateral or proceeds thereof in its own name or in the name of the Debtor; to endorse the name of Debtor upon any notes, checks, drafts, money orders, or other instruments, documents, receipts or Collateral that may come into its possession and to apply the same in full or part payment of any amounts owing to the Secured Party; to sign and endorse the name of Debtor upon any documents, instruments, drafts against account debtors, assignments, verifications and notices in connection with Accounts Receivable, and any instrument or document relating thereto or to Debtor's rights therein; and to give written notice to any office and officials of the United States Post Office (with concurrent notice thereof to the Debtor, provided, however, that the failure to give such notice shall not affect the validity of Secured Party's action under this clause) to effect such change or changes of address that all mail addressed to Debtor may be delivered directly to the Secured Party. Debtor hereby grants to its said attorney-in-fact full power to do any and all things necessary to be done in and about the premises in connection with the foregoing as fully and effectually as Debtor might or could do, and hereby ratifies all that its attorney-in-fact shall lawfully do or cause to be done by virtue hereof. This power of attorney is coupled with an interest and is irrevocable for the term of this Agreement for all transactions hereunder and thereafter as long as Debtor may be indebted to the Secured Party in connection with the Note.

         8. DEBTOR'S OBLIGATION TO PAY EXPENSES OF SECURED PARTY. Debtor shall pay to the Secured Party on demand any and all reasonable counsel fees and other reasonable expenses incurred by the Secured Party in connection with the enforcement of the Obligations, this Agreement or any documents relating thereto, and any and all expenses (including, but not limited to, a collection charge on all accounts collected, all reasonable attorney's fees and expenses, and all other expenses of like or unlike nature) that may be incurred or paid by the Secured Party to obtain or enforce payment of any Account against the Account debtor, Debtor or any guarantor or surety of Debtor, or in the prosecution or defense of any action or concerning any matter growing out of the enforcement of this Agreement, the Obligations, the Collateral or any of the Secured Party's rights or interests therein or thereto, including (without limiting the generality of the foregoing) any counsel fees or expenses incurred in any bankruptcy or insolvency proceedings. All such expenses may be added to the principal amount in respect of the Note and shall constitute part of the Obligations secured hereby.

         9. WAIVERS. Debtor waives demand, presentment, protest, notice of nonpayment and all other notices. No delay or omission by the Secured Party in exercising any rights shall operate as a waiver of such right or any other right. Waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion. All of the Secured Party's rights and remedies, whether evidenced hereby or by any other agreement, instrument or paper, shall be cumulative and may be exercised singularly or concurrently.

         10. CONSTRUCTION. The laws of the Commonwealth of Massachusetts and the Uniform Commercial Code, as enacted and amended from time to time in the Commonwealth of Massachusetts shall govern the construction of this Agreement and the rights and duties of the parties hereto; this Agreement shall be deemed to be under seal and executed as of the day and date referred to above.

                                             i-STAT CORPORATION
 Attest:


 ____________________                        By: ___________________________
                                                 Name:
                                                 Title:


                                             NOVA BIOMEDICAL CORPORATION


                                             By: ___________________________
                                                 Name:
                                                 Title: